UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2018

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 27, 2018, STRATA Skin Sciences, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were:

(1) the election of seven director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal; and

(2) to ratify the selection by the Audit Committee of the Board of Directors of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The results of the voting for each proposal were as follows:

(1) Each of the director nominees to the Company’s board of directors was elected:

Nominees	Votes For	Votes Withheld	Broker Non-Vote
Uri Geiger	21,478,771	16,351	5,026,310
David Gill	21,478,597	16,525	5,026,310
Samuel E. Navarro	21,402,045	93,077	5,026,310
Dolev Rafaeli	21,477,726	17,396	5,026,310
Shmuel Rubinstein	21,467,152	29,970	5,026,310
Nachum Shamir	21,463,057	32,065	5,026,310
LuAnn Via	19,308,566	2,186,656	5,026,310

(2) To ratify the selection by the Audit Committee of the Board of Directors of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, was approved:

Votes For	Votes Against	Abstain
26,437,562	36,124	47,746

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: December 31, 2018	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer